UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2003 (July 21, 2003)

NATIONAL STEEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-983	25-0687210
(Commission File Number)	(IRS Employer Identification No.)

4100 Edison Lakes Parkway, Mishawaka, IN	46545-3440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 574-273-7000

ITEM 7.                             FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1                              Corrected copy of the Combined Monthly Operating Report for the month ended May 31, 2003.

ITEM 9.                             REGULATION FD DISCLOSURE

This Form 8-K/A is being filed to amend the Statement of Receipts and Disbursements in the Form 8-K which was filed by National Steel Corporation (the “Company”) on July 21, 2003.  In that Form 8-K the Company filed a copy of the required combined monthly operating report for the month ended May 31, 2003 (the “Operating Report”) in a form prescribed by the office of the United States Trustee of the Department of Justice for the Northern District of Illinois, Eastern Division.  The May Statement of Receipts and Disbursements is being revised to reflect the sale to United States Steel Corporation (“US Steel”) at its gross amount of $851.4 million and to reflect the payments of proceeds at their gross amounts.  Net cash activity for the month did not change.  A corrected copy of the Statement of Receipts and Disbursements for the month of May 2003 is attached as Exhibit 99.1 to this Form 8-K/A.

The Company cautions readers not to place undue reliance upon the information contained in the Operating Report.  The information in the Operating Report was not audited, however, in the opinion of the Company’s management, the information reflects all adjustments necessary for a fair presentation of the results for the periods presented in accordance with generally accepted accounting principles.  There can be no assurance that the Operating Report is complete.  The Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”).  Such information may not be indicative of the Company’s financial statements in its reports pursuant to the Exchange Act and readers are cautioned to refer to the Exchange Act filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STEEL CORPORATION

Date: September 12, 2003	By:	/s/ Kirk A. Sobecki
Kirk A. Sobecki
President